    As filed with the Securities and Exchange Commission on July 12, 1995

                                                            REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                            _______________________

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            _______________________

                                 BAYBANKS, INC.
             (Exact name of registrant as specified in its charter)

            MASSACHUSETTS                                              04-2008039
(State or other jurisdiction of incorporation)             (I.R.S. Employer Identification No.)

                175 FEDERAL STREET, BOSTON, MASSACHUSETTS 02110
                    (Address of Principal Executive Offices)


             BAYBANKS, INC. STOCK OPTIONS ISSUED UPON CONVERSION OF
                       NFS FINANCIAL CORP. STOCK OPTIONS
                            (Full title of the plan)

                               MICHAEL W. VASILY
                            Executive Vice President
                                 BayBanks, Inc.
                               175 Federal Street
                          Boston, Massachusetts 02110
                                 (617) 482-1040
           (Name, address and telephone number of agent for service)

                                with copies to:

                            JERRY V. KLIMA, ESQUIRE
                                 Palmer & Dodge
                               One Beacon Street
                          Boston, Massachusetts 02108
                                 (617) 573-0100

                            _______________________

                                    CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------------------
     Title of each class of          Amount to be       Proposed maximum     Proposed maximum       Amount of
  securities to be registered         registered         offering price     aggregate offering     registration
                                                          per share(1)           price(1)              fee
- ---------------------------------------------------------------------------------------------------------------
Common Stock, $2.00 par value       29,778 shares           $28.76              $856,226.44         $295.25
- ---------------------------------------------------------------------------------------------------------------

(1)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based upon the average exercise price of the option shares being registered.

                                  Page 1 of 10
                        Exhibit Index appears at Page 8

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                 (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

                 (b)  All other reports of the Registrant filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 1994; and

                 (c) The description of the Registrant's Common Stock contained in its Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                 All documents filed after the date of this Registration Statement by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                 Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Section 67 of Chapter 156B of the Massachusetts Business Corporation Law provides that a corporation may indemnify any director, officer, employee or agent to whatever extent permitted by the corporation's Articles of Organization, By-Laws or a vote adopted by the holders of a majority of the shares entitled to vote thereon, unless the proposed indemnitee has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent that the matter for which indemnification is sought relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under the statute.

                 Article VI of the Registrant's By-Laws provides that the Registrant shall, to the fullest extent legally permissible, indemnify each person at any time elected or appointed a director or officer of the Registrant, or who serves at the Registrant's request as a director or officer of another organization or in any capacity with respect to any employee benefit plan against any and all costs and expenses (including but not limited to court costs and legal fees) reasonably incurred by, and any and all liabilities imposed upon, him or her in connection with, or arising out of, or resulting from, any claim made, or any action, suit or proceeding (whether civil, criminal, administrative or investigative) threatened or brought, against him or her or in which he or she may be involved as a party or otherwise by reason of having so served or by reason of any action taken or omitted or alleged to have been taken or omitted by him or her in such capacity unless in any proceeding such person shall have been finally adjudicated with respect to the matter or matters as to which indemnification is sought not to have acted in good faith in the reasonable belief that his action was in the best interest of the Registrant or, to the extent that such matter or matters relate to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such indemnification shall include payment by the Registrant of expenses incurred in defending any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under Article VI, which undertaking shall be accepted without reference to the financial ability of such person to make repayment.

                 The right of indemnification under Article VI does not extend to amounts incurred or paid in connection with any matter that shall be disposed of through a compromise payment or other settlement prior to final adjudication, whether by or pursuant to a consent decree or otherwise, unless such compromise or other settlement is approved by the Registrant, which approval shall not unreasonably be withheld, or by a court of competent jurisdiction. Article VI sets forth certain circumstances under which the payment of indemnification is conclusively deemed approved by the Registrant.
Article VI also contains certain procedural and other provisions that provide additional protection for persons seeking indemnification.

                 The indemnification provided for in Article VI is a contract right inuring to the benefit of the directors, officers and others entitled to indemnification. In addition, the indemnification is expressly in addition to and not exclusive of any other rights to which such director, officer or other person may be entitled and inures to the benefit of the heirs, executors, administrators and legal representatives of such a person.

                 Section 13(b)(1 1/2) of Chapter 156B of the Massachusetts Business Corporation Law provides that a corporation may, in its Articles of Organization, eliminate a director's personal liability to the corporation and its stockholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unauthorized distributions to stockholders and loans to insiders, and (iv) transactions from which the director derived an improper personal benefit. The Registrant's Articles of Organization include a provision providing that no director shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exculpation is not permitted under the provisions of the Massachusetts Business Corporation Law summarized above. No amendment or repeal of the provision of the Articles of Organization shall apply or have any effect on the liability of any director for or with respect to acts or omissions occurring prior to the amendment or repeal.

                 The Registrant maintains an insurance policy on behalf of the directors and officers of the Registrant and its subsidiaries covering certain liabilities that may arise as a result of the actions of said directors and officers.

                 The provisions described above may be sufficiently broad to indemnify directors and officers and control persons of the Registrant against liability arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.

ITEM 8.  EXHIBITS.

                 See Exhibit Index on page 8.

ITEM 9.   UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, as of the 3rd day of July, 1995.

                                   BAYBANKS, INC.


                                   By:  /s/ Michael W. Vasily
                                      -----------------------------------
                                        Michael W. Vasily
                                        Executive Vice President


                              POWER OF ATTORNEY

        We, the undersigned officers and directors of BayBanks, Inc. hereby severally constitute and appoint William M. Crozier, Jr., Michael W. Vasily, Ilene Beal, and Joan E. Tonra, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         SIGNATURE                    TITLE                                 DATE
         ---------                    -----                                 ----
                                Chairman of the Board,
/s/ William M. Crozier, Jr.     President and Director                      July 3, 1995
- ----------------------------    (Principal Executive Officer)
William M. Crozier, Jr.


/s/ Michael W. Vasily           Executive Vice President                    July 3, 1995
- ----------------------------    (Principal Financial Officer)
Michael W. Vasily


/s/ Joan E. Tonra               Senior Vice President and                   July 3, 1995
- ----------------------------    Controller
Joan E. Tonra                   (Principal Accounting Officer)


/s/ Donald L. Isaacs            Vice Chairman of the Board and              July 3, 1995
- ----------------------------    Director
Donald L. Isaacs

         SIGNATURE              TITLE                              DATE
         ---------              -----                              ----
/s/ Richard F. Pollard       Vice Chairman of the Board            July 3, 1995
- ---------------------------  and Director
Richard F. Pollard


/s/ John A. Cervieri Jr.     Director                              July 3, 1995
- ---------------------------
John A. Cervieri Jr.


/s/ Robert L. Gable          Director                              July 3, 1995
- ---------------------------
Robert L. Gable


/s/ Samuel J. Gerson         Director                              July 3, 1995
- ---------------------------
Samuel J. Gerson


/s/ Norman E. MacNeil        Director                              July 3, 1995
- ---------------------------
Norman E. MacNeil


/s/ Arlene A. McNamee        Director                              July 3, 1995
- ---------------------------
Arlene A. McNamee


/s/ Thomas R. Piper          Director                              July 3, 1995
- ---------------------------
Thomas R. Piper


/s/ Glenn P. Strehle         Director                              July 3, 1995
- ---------------------------
Glenn P. Strehle


/s/ Joseph H. Torras         Director                              July 3, 1995
- ---------------------------
Joseph H. Torras

                                 EXHIBIT INDEX
                                 -------------

     Exhibit                                                                                      Page
     Number                                    Description                                       Number
     ------                                    -----------                                       ------
       4.1        Articles of Organization as amended through June 28, 1988.  Filed as
                  Exhibit 4 to Registration Statement on Form S-8 No. 33-22834 and
                  incorporated herein by reference.                                                *

       4.2        Certificate of Vote of Directors Establishing a Series of a Class of
                  Stock filed March 10, 1989.  Filed as Exhibit 3.1(b) to the
                  Registrant's Annual Report on Form 10-K for the year ended December
                  31, 1993 and incorporated herein by reference.                                   *

       4.3        Certificate of Vote of Directors adopted July 26, 1990, electing to have certain Massachusetts legislation concerning the classification of boards of directors apply to the Registrant.  Filed as Exhibit
                  4.1(d) to the Registrant's Quarterly Report on Form 10-Q for the
                  quarter ended June 30, 1990 and incorporated herein by reference.                *

       4.4        By-Laws as amended through October 24, 1994.  Filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended
                  September 30, 1994, and incorporated herein by reference.

       4.5        Specimen Common Stock Certificate.  Filed on August 6, 1992 as
                  Exhibit 4.5 to Registration Statement on Form S-3 No. 33-50558, and
                  incorporated herein by reference.                                                *

       4.6        Rights Agreement between the Registrant and The First National Bank of Boston, as Rights Agent, dated December 23, 1988.  Filed as
                  Exhibit 1 to the Registration Statement on Form 8-A dated December
                  29, 1988, and incorporated herein by reference.                                  *

       5.1        Opinion of Palmer & Dodge.  Filed herewith.                                      9

      23.1        Consent of KPMG Peat Marwick LLP.  Filed herewith                               10

      23.2        Consent of Palmer & Dodge (contained in Opinion of Palmer & Dodge
                  filed as Exhibit 5.1.)                                                           9

      24.1        Power of Attorney.  Included on the Signature Page to this
                  Registration Statement                                                           6

*Incorporated by reference
